Exhibit 99.1

Mativ Announces Fourth Quarter and Full Year 2024 Results

ALPHARETTA, GA, February 19, 2025 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months and year ended December 31, 2024. On November 30, 2023, Mativ Holdings, Inc. (“Mativ” or the “Company”) completed the sale of its Engineered Papers business. Financial results for continuing operations exclude Engineered Papers in all periods.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Comparable" non-GAAP measures used to compare current period Mativ results reflect prior period results revised to align with our new segment reporting structure. The Company previously also filed a separate Form 8-K on May 8, 2024, which includes comparable financial statements for all fiscal quarters of 2023 revised to align with the new segment reporting structure.

Mativ Fourth Quarter 2024 Highlights (Continuing Operations)

•Sales of $458.6 million increased 1.4% year over year, and 4.3% on an organic basis
•GAAP income was $1.5 million in Q4 2024, an improvement of $15.1 million compared to a $13.6 million GAAP loss in the prior year, GAAP EPS was $0.03; the current period included organizational realignment expenses and both periods included purchase accounting expenses
•Adjusted EBITDA was $44.8 million, Adjusted income was $3.0 million, and Adjusted EPS was $0.05, (see non-GAAP reconciliations). Adjusted EBITDA was down 10% versus the prior year, primarily driven by lower volumes in Advanced Films, higher input and manufacturing costs, partially offset by higher volumes in the remainder of our product categories, lower SG&A and distribution expenses
Mativ Full Year 2024 Highlights (Continuing Operations)
•Sales of $1,981.1 million decreased 2.2% year over year, and 1.0% on an organic basis
•GAAP loss was $48.7 million, GAAP EPS was $(0.90); the current period included organizational realignment expenses, and both periods included divestiture and purchase accounting expenses
•Adjusted EBITDA was $218.0 million, Adjusted income was $34.1 million, and Adjusted EPS was $0.62, (see non-GAAP reconciliations). Adjusted EBITDA was up 2% versus the prior year, primarily driven by favorable net price/input costs performance, and lower distribution and SG&A expenses, partially offset by lower volumes and higher manufacturing costs
•GAAP operating profit margin improved materially compared to the prior year (which included a $401.0 million goodwill impairment charge) and adjusted EBITDA margin increased 50 basis points
Management Commentary

Chief Executive Officer Julie Schertell commented, "Our consolidated performance for Q4 was as expected. We delivered strong Q4 results in our SAS segment with organic revenue growth of almost 13% and adjusted EBITDA increasing approximately 8%. The increasing order pace and momentum in SAS is continuing into 2025.

Our FAM segment had mixed results in Q4 with solid demand in Filtration and challenges, as previously announced, in our Advanced Films category, particularly in paint protection films. Our turnaround activities are well underway, and we are realizing improved cost, quality, lead time, and order delivery. Additionally, we are making good progress in our largest adjacent film product categories of optical and medical films, where combined revenues were up almost 30% in Q4. While we have more work to do, we remain confident these actions will deliver improvements in the second half of the year.

As we enter 2025, we are focused on the highest profit and cash accretive activities including announced pricing actions, incremental manufacturing and overhead cost reduction initiatives, and a stronger sales pipeline. With sequential improvement in our order books as well, I am confident in our team and the efforts we have underway to position Mativ for 2025 and beyond.”

Mativ Fourth Quarter 2024 Financial Results (Continuing Operations)

Note: The Financial Results below reflect consolidated Mativ results presented in our revised segment reporting structure in the current and prior year period. See the supplemental tables titled Business Segment Reporting From Continuing Operations for additional information regarding the revised segment reporting structure.

Filtration & Advanced Materials (FAM)	Three Months Ended December 31,
(in millions; unaudited)	2024	2023	Change	2024	2023
Net Sales	$167.8	$181.9	$(14.1)
GAAP Operating Profit & Margin %	$10.3	$21.1	$(10.8)	6.1%	11.6%
Adjusted EBITDA & Margin %	$26.3	$36.9	$(10.6)	15.7%	20.3%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $167.8 million, down 7.8% versus the prior year period, as stable volumes in filtration were more than offset by lower volumes in advanced films and netting and lower selling prices across the segment.

GAAP Operating Profit in 2024 included $0.4 million of restructuring expenses primarily related to footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) decreased 29% versus prior year as stable volumes in filtration were more than offset by lower volumes in advanced films and netting, and lower selling prices and higher manufacturing costs across the segment.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended December 31,
(in millions; unaudited)	2024	2023	Change	2024	2023
Net Sales	$290.8	$270.4	$20.4
GAAP Operating Profit & Margin %	$15.3	$9.2	$6.1	5.3%	3.4%
Adjusted EBITDA & Margin %	$35.8	$33.1	$2.7	12.3%	12.2%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $290.8 million were up 7.5%, and 12.8% on an organic basis, versus the prior year period, as higher volumes across all product categories and higher selling prices were partially offset by sales associated with closed and divested plants.

GAAP Operating Profit in 2024 included $0.3 million in restructuring expenses primarily related to footprint rationalization. Adjusted EBITDA (see non-GAAP reconciliations) increased $2.7 million (or almost 8%) compared to the prior year period, driven by higher volumes across all product categories and favorable distribution costs, partially offset by unfavorable net price / input cost performance.

Unallocated	Three Months Ended December 31,
(in millions; unaudited)	2024	2023	Change	2024	2023
GAAP Operating Expense & % of Sales	$(23.0)	$(32.5)	$9.5	(5.0)%	(7.2)%
Adjusted EBITDA & % of Sales	$(17.3)	$(20.0)	$2.7	(3.8)%	(4.4)%

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) decreased $2.7 million versus prior year primarily driven by lower SG&A expenses. GAAP operating expenses in 2024 included $1.9 million in organizational realignment and integration costs.

Interest expense was $19.7 million versus $13.4 million in the prior year period. The increase was primarily due to the allocation of a portion of our interest expense to Discontinued Operations in 2023.

Other income (expense), net was $8.9 million and increased $10.1 million compared with the prior year primarily driven by gains on asset sales and foreign currency gains.

Tax was a 109.7% benefit for the three months ended December 31, 2024, driven by a change in a valuation allowance and other one-time tax adjustments. Excluding the impact of these one-time tax adjustments, the Company's tax rate was 30.6%.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustment to the fourth quarter 2024 results were:

•$0.21 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$(0.27) per share due to change of valuation allowance on tax attributes

Cash Flow & Debt

Year-to-date 2024 cash provided by operating activities was $94.8 million. Capital spending and software costs totaled $55.6 million. Working capital was a $0.1 million source of cash due to the impact of changes in accounts payable and other current liabilities and accounts receivable, partially offset by an increase in inventories.

Total debt was $1,089.3 million as of December 31, 2024 and total cash was $94.3 million resulting in net debt of $995.0 million. Total liquidity was approximately $451 million, consisting of $94 million of cash and $356 million of revolver availability. The Company's debt matures on a staggered basis between 2027 and 2029. The Company redeemed the 2026 senior unsecured notes on October 7, 2024 and issued $400 million senior unsecured notes due October 1, 2029.

Dividend & Share Repurchases

On February 19, 2025 the Company announced its next quarterly cash dividend of $0.10 per share payable on March 28, 2025 to stockholders of record as of March 14, 2025.

During the fourth quarter, the company did not repurchase shares.

Conference Call

Mativ will hold a conference call to review fourth quarter 2024 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, February 20, 2024. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 90 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the incurrence of additional debt and expected maturities of the Company’s debt obligations, the adequacy of our sources of liquidity and capital, acquisition integration and growth prospects (including international growth), the cost and timing of our restructuring actions, the impact of ongoing litigation matters and environmental claims, the amount of capital spending and/or common stock repurchases, future cash flows, purchase accounting impacts, impacts and timing of our ongoing operational excellence and other cost-reduction and cost-optimization initiatives, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration, whether the strategic benefits of the EP Divestiture can be achieved and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically" and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company’s business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including the unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•Information technology system failures, data security breaches, network disruptions, and cybersecurity events; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2023 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment and integration costs, divestiture costs, interest expense, stock compensation expense, inventory step-up expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net sales	$458.6	$452.3	1.4%	$1,981.1	$2,026.0	(2.2)%
Cost of products sold	381.0	366.4	4.0%	1,617.0	1,670.2	(3.2)%
Gross profit	77.6	85.9	(9.7)%	364.1	355.8	2.3%

Selling and general expense	52.8	63.0	(16.2)%	233.8	263.9	(11.4)%
Research and development expense	5.5	4.6	19.6%	23.0	21.2	8.5%
Intangible asset amortization expense	16.0	15.5	3.2%	62.9	61.0	3.1%
Total nonmanufacturing expenses	74.3	83.1	(10.6)%	319.7	346.1	(7.6)%

Goodwill impairment expense	—	—	N.M.	—	401.0	N.M.
Restructuring and other impairment expense	0.7	5.0	(86.0)%	38.1	22.6	68.6%
Operating profit (loss)	2.6	(2.2)	N.M.	6.3	(413.9)	N.M.
Interest expense	19.7	13.4	47.0%	74.7	62.2	20.1%
Loss on debt extinguishment	7.3	—		7.3	—
Other income (expense), net	8.9	(1.2)	N.M.	(3.2)	(4.8)	(33.3)%
Loss from continuing operations before income taxes	(15.5)	(16.8)	(7.7)%	(78.9)	(480.9)	(83.6)%
Income tax expense (benefit)	(17.0)	(3.2)	N.M.	(30.2)	26.8	N.M.
Net income (loss) from continuing operations	1.5	(13.6)	N.M.	(48.7)	(507.7)	(90.4)%
Income from discontinued operations, net of tax	—	171.3	N.M.	—	198.2	N.M.
Net income (loss)	1.5	157.7	(99.0)%	(48.7)	(309.5)	(84.3)%

Net income (loss) per share - basic:
Income (Loss) per share from continuing operations	$0.03	$(0.25)	N.M.	$(0.90)	$(9.33)	(90.4)%
Income per share from discontinued operations	—	3.16	N.M.	—	3.64	N.M.
Basic	$0.03	$2.91	(99.0)%	$(0.90)	$(5.69)	(84.2)%

Net income (loss) per share – diluted:
Income (Loss) per share from continuing operations	$0.03	$(0.25)	N.M.	$(0.90)	$(9.33)	(90.4)%
Income per share from discontinued operations	—	3.14	N.M.	—	3.64	N.M.
Diluted	$0.03	$2.89	(99.0)%	$(0.90)	$(5.69)	(84.2)%

Weighted average shares outstanding:
Basic	54,335,800	54,230,400		54,313,300	54,506,900
Diluted	54,335,800	54,499,800		54,313,300	54,506,900

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$94.3	$120.2
Accounts receivable, net	162.4	176.5
Inventories, net	355.1	352.9
Income taxes receivable	20.6	30.6
Other current assets	25.7	32.3
Total current assets	658.1	712.5
Property, plant and equipment, net	620.3	672.5
Finance lease right-of-use assets	16.2	18.2
Operating lease right-of-use assets	46.4	45.6
Deferred income tax benefits	8.1	6.4
Goodwill	465.6	474.1
Intangible assets, net	553.4	631.3
Other assets	79.8	81.8
Total assets	$2,447.9	$2,642.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.6	$2.8
Finance lease liabilities	1.6	1.4
Operating lease liabilities	9.5	9.9
Accounts payable	151.7	139.3
Income taxes payable	8.4	14.3
Accrued expenses and other current liabilities	100.7	113.7
Total current liabilities	274.5	281.4
Long-term debt	1,086.7	1,101.8
Finance lease liabilities, noncurrent	16.3	18.2
Operating lease liabilities, noncurrent	36.4	35.3
Long-term income tax payable	—	7.7
Pension and other postretirement benefits	54.3	62.2
Deferred income tax liabilities	100.9	142.3
Other liabilities	20.3	44.4
Total liabilities	1,589.4	1,693.3
Stockholders' equity:
Preferred stock, $0.10 par value per share; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value per share; 100,000,000 shares authorized; 54,335,830 and 54,211,124 shares issued and outstanding at December 31, 2024 and 2023, respectively	5.4	5.4
Additional paid-in-capital	675.7	669.6
Retained earnings	164.3	235.0
Accumulated other comprehensive income, net of tax	13.1	39.1
Total stockholders' equity	858.5	949.1
Total liabilities and stockholders' equity	$2,447.9	$2,642.4

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

	Year Ended December 31,
	2024	2023
Operating
Loss from continuing operations	$(48.7)	$(507.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	143.8	147.8
Amortization of deferred issuance costs	7.8	7.6
Goodwill Impairment	—	401.0
Other impairments	16.2	18.2
Deferred income tax	(34.3)	23.8
Pension and other postretirement benefits	(5.9)	(8.3)
Stock-based compensation	11.4	10.5
Loss (gain) on sale of assets	5.5	—
Loss (gain) on foreign currency transactions	(1.2)	4.8
Loss on debt extinguishment	7.3	—
Other non-cash items	(4.8)	(12.7)
Cash received from settlement of interest swap agreements	—	16.4
Other operating	(2.4)	(5.0)
Net changes in operating working capital	0.1	(19.8)
Net cash provided by operating activities of:
Continuing operations	94.8	76.6
Discontinued operations	—	30.0
Net cash provided by operations	94.8	106.6
Investing
Capital spending	(55.0)	(66.0)
Capitalized software costs	(0.6)	(0.4)
Proceeds from sale of assets	5.8	—
Cash received from settlement of cross-currency swap contracts	(1.7)	—
Other investing	6.8	5.0
Net cash provided by (used in) investing of:
Continuing operations	(44.7)	(61.4)
Discontinued operations	(12.0)	608.6
Net cash provided by (used in) investing	(56.7)	547.2
Financing
Cash dividends paid	(21.6)	(55.3)
Proceeds from long-term debt	531.0	241.0
Payments on long-term debt	(554.7)	(834.6)
Payments for debt issuance costs	(8.3)	(1.5)
Payments on financing lease obligations	(1.5)	(1.0)
Purchases of common stock and shares withheld for employee taxes	(0.8)	(10.6)
Net cash provided by (used in) financing of:
Continuing operations	(55.9)	(662.0)
Discontinued operations	—	(0.9)
Net cash provided by (used in) financing	(55.9)	(662.9)
Effect of exchange rate changes on cash and cash equivalents	(8.1)	4.9
Increase (decrease) in cash and cash equivalents	(25.9)	(4.2)
Cash and cash equivalents at beginning of period	120.2	124.4
Cash and cash equivalents at end of period	$94.3	$120.2

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING FROM CONTINUING OPERATIONS
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY

The Company filed a Current Report on Form 8-K/A on December 6, 2023 to reflect the impact of the Engineered Papers (“EP”) Divestiture as discontinued operations and to present certain Non-GAAP financial measures quarterly on a comparable basis beginning with the first quarter of 2022 (the "EP Supplemental Financial Information"). The Company filed a Current Report in form 8-K on May 8, 2024 to update the presentation of such Non-GAAP financial measures previously disclosed in the EP Supplemental Financial Information in order to reflect the changes to the Company's reportable segments discussed below and enhance the Company's shareholders' ability to evaluate Company operating performance. The EP business is presented as a discontinued operation for all periods and certain prior period amounts were retrospectively revised to reflect these changes.

As part of the organizational realignment effective during the first quarter of 2024, we have reorganized into two new reportable segments: (1) Filtration & Advanced Materials ("FAM") focused primarily on filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, and (2) Sustainable & Adhesive Solutions ("SAS"), focused primarily on tapes, labels, liners, specialty paper, packaging and healthcare solutions. The change in reportable segments reflects the realignment of segment level management and the related internal review of our operating segments. The prior period segment results have been revised to align with our current segment reporting structure and is presented on a continuing operations basis.

Results from Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales
FAM	$167.8	$181.9	$766.5	$810.0
SAS	290.8	270.4	1,214.6	1,216.0
Total Consolidated	$458.6	$452.3	$1,981.1	$2,026.0

Cost of products sold
FAM	$133.0	$137.3	$592.3	$613.3
SAS	248.0	229.1	1,024.7	1,056.9
Consolidated	$381.0	$366.4	$1,617.0	$1,670.2

Total nonmanufacturing expenses
FAM	$24.2	$23.0	$98.6	$94.6
SAS	27.2	28.1	115.5	115.1
Total segments	51.4	51.1	214.1	209.7
Unallocated	22.9	32.0	105.6	136.4
Consolidated	$74.3	$83.1	$319.7	$346.1

Restructuring and impairment
FAM	$0.5	$0.5	$5.6	$2.8
SAS	0.2	4.0	29.1	420.3
Total segments	0.7	4.5	34.7	423.1
Unallocated	—	0.5	3.4	0.5
Consolidated	$0.7	$5.0	$38.1	$423.6

Operating Profit (Loss) from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$10.3	$21.1	6.1%	11.6%	$70.0	$99.3	9.1%	12.3%
SAS	15.3	9.2	5.3%	3.4%	45.4	(376.3)	3.7%	(30.9)%
Unallocated	(23.0)	(32.5)	(5.0)%	(7.2)%	(109.1)	(136.9)	(5.5)%	(6.8)%
Total Consolidated	$2.6	$(2.2)	0.6%	(0.5)%	$6.3	$(413.9)	0.3%	(20.4)%

Non-GAAP Adjustments to Operating Profit (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
FAM - Amortization of intangibles and other purchase accounting adjustments	$8.5	$8.4	$34.5	$33.5
FAM - Restructuring, restructuring related, impairment, and other expenses	0.4	0.6	5.6	3.0
FAM - Organizational realignment and integration costs(2)	0.1	—	0.3	—
SAS - Amortization of intangibles and other purchase accounting adjustments	7.0	7.1	28.3	429.9
SAS - Restructuring, restructuring related, impairment, and other expenses	0.3	3.8	28.5	22.1
SAS - Organizational realignment and integration costs(2)	—	—	(0.1)	—
Unallocated - Restructuring, restructuring related, impairment, and other expenses	—	0.4	3.4	1.5
Unallocated - Organizational realignment and integration costs(2)	1.9	3.7	9.9	32.4
Unallocated - Divestiture costs	—	5.0	3.6	10.3
Unallocated - Financing fees(1)	1.8	2.1	8.7	4.5
Unallocated - Amortization of cloud-based software costs	0.2	—	0.5	—
Total Consolidated	$20.2	$31.1	$123.2	$537.2
(1) Financing fees incurred for the Receivables Sales Agreement for the three and twelve months ended December 31, 2024 and for the three and six months ended December 31, 2023.
(2) Costs associated with the organizational realignment plan (“the Plan”) announced on January 24, 2024 totaled $0.8 million and $4.5 million for the three and twelve months ended December 31, 2024, respectively, which included advisory fees and system-related initiatives. Integration costs totaled $1.2 million and $5.6 million for the three and twelve months ended December 31, 2024, respectively, which included stock-based compensation, employee compensation, and consulting fees.

Adjusted Operating Profit from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$19.3	$30.1	11.5%	16.5%	$110.4	$135.9	14.4%	16.8%
SAS	22.6	20.1	7.8%	7.4%	102.1	75.8	8.4%	6.2%
Unallocated	(19.1)	(21.3)	(4.2)%	(4.7)%	(83.0)	(88.4)	(4.2)%	(4.4)%
Total Consolidated	$22.8	$28.9	5.0%	6.4%	$129.5	$123.3	6.5%	6.1%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
FAM - Depreciation	$6.6	$6.7	$26.8	$27.3
FAM - Stock-based compensation(1)	0.4	0.1	1.1	0.4
SAS - Depreciation	12.8	13.1	52.2	54.6
SAS - Stock-based compensation(1)	0.4	(0.1)	1.0	0.3
Unallocated - Depreciation	0.5	0.4	2.0	3.4
Unallocated - Stock-based compensation(1)	1.3	0.9	5.4	4.1
Total Consolidated	$22.0	$21.1	$88.5	$90.1
(1) Stock-based compensation excludes stock-based compensation included in restructuring and integration costs.

Adjusted EBITDA from Continuing Operations
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
FAM	$26.3	$36.9	15.7%	20.3%	$138.3	$163.6	18.0%	20.2%
SAS	35.8	33.1	12.3%	12.2%	155.3	130.7	12.8%	10.7%
Unallocated	(17.3)	(20.0)	(3.8)%	(4.4)%	(75.6)	(80.9)	(3.8)%	(4.0)%
Total Consolidated	$44.8	$50.0	9.8%	11.1%	$218.0	$213.4	11.0%	10.5%

Non-GAAP Reconciliation of Organic Net Sales Growth

	FAM	SAS	Consolidated Mativ
	Three Months Ended December 31,

Mativ 2023 Net Sales from Continuing Operations	$181.9	$270.4	$452.3
Divestiture/closure adjustments	—	(12.5)	(12.5)
Mativ 2023 comparable Net Sales from Continuing Operations	$181.9	$257.9	$439.8

Mativ 2024 Net Sales	$167.8	$290.8	$458.6
Divestiture/closure adjustments	—	—	—
Mativ 2024 comparable Net Sales from Continuing Operations	$167.8	$290.8	$458.6
Organic growth	(7.8)%	12.8%	4.3%

Currency effects on 2024	$0.6	$0.1	$0.7
Mativ 2024 comparable Net Sales from Continuing Operations with Currency Adjustment	$167.2	$290.7	$457.9
Organic constant currency growth	(8.1)%	12.7%	4.1%

	FAM	SAS	Consolidated Mativ
	Year Ended December 31,

Mativ 2023 Net Sales from Continuing Operations	$810.0	$1,216.0	$2,026.0
Divestiture/closure adjustments	—	(23.9)	(23.9)
Mativ 2023 comparable Net Sales from Continuing Operations	$810.0	$1,192.1	$2,002.1

Mativ 2024 Net Sales	$766.5	$1,214.6	$1,981.1
Divestiture/closure adjustments	—	—	—
Mativ 2024 comparable Net Sales from Continuing Operations	$766.5	$1,214.6	$1,981.1
Organic growth	(5.4)%	1.9%	(1.0)%

Currency effects on 2024	$1.5	$2.0	$3.5
Mativ 2024 comparable Net Sales from Continuing Operations with Currency Adjustment	$765.0	$1,212.6	$1,977.6
Organic constant currency growth	(5.6)%	1.7%	(1.2)%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating profit (loss) from continuing operations	$2.6	$(2.2)	$6.3	$(413.9)
Plus: Restructuring, restructuring related, impairment, and other expenses	0.7	4.8	37.5	26.6
Plus: Goodwill impairment	—	—	—	401.0
Plus: Purchase accounting adjustments	15.5	15.5	62.8	62.4
Plus: Organizational realignment and integration costs	2.0	3.7	10.1	32.4
Plus: Divestiture costs	—	5.0	3.6	10.3
Plus: Financing fees	1.8	2.1	8.7	4.5
Plus: Amortization of cloud-based software costs	0.2	—	0.5	—
Adjusted Operating Profit from continuing operations	$22.8	$28.9	$129.5	$123.3

Income (loss) from continuing operations	$1.5	$(13.6)	$(48.7)	$(507.7)
Plus: Restructuring, restructuring related, impairment, and other expenses	0.6	3.5	32.4	22.4
Plus: Goodwill impairment	—	—	—	401.0
Plus: Gain/loss on sale of assets	(3.4)	0.1	2.4	0.1
Plus: Purchase accounting adjustments	11.9	12.1	48.4	48.8
Plus: Litigation/tax settlement	1.0	—	1.0	4.9
Plus: Organizational realignment and integration costs	1.6	2.7	7.7	25.1
Plus: Divestiture costs	(0.1)	4.0	2.7	8.0
Plus: Other	3.7	—	4.8	—
Plus: Luxembourg valuation allowance release	—	0.9	—	32.6
Plus: Change of valuation allowance on tax attributes	(14.9)	—	(14.9)	6.4
Plus: Tax legislative changes, net of other discrete items	1.1	3.5	(1.7)	5.7
Adjusted Income from continuing operations	$3.0	$13.2	$34.1	$47.3

Earnings (loss) per share from continuing operations - diluted	$0.03	$(0.25)	$(0.90)	$(9.33)
Plus: Restructuring, restructuring related, impairment, and other expenses	0.01	0.06	0.59	0.41
Plus: Goodwill impairment	—	—	—	7.32
Plus: Gain/loss on sale of assets	(0.06)	—	0.04	—
Plus: Purchase accounting adjustments	0.21	0.22	0.89	0.89
Plus: Litigation/tax settlement	0.02	—	0.02	0.09
Plus: Organizational realignment and integration costs	0.03	0.05	0.14	0.46
Plus: Divestiture costs	—	0.07	0.05	0.15
Plus: Other	0.07	—	0.09	—
Plus: Luxembourg valuation allowance release	—	0.02	—	0.59
Plus: Change of valuation allowance on tax attributes	(0.27)	—	(0.27)	0.12
Plus: Tax legislative changes, net of other discrete items	0.01	0.06	(0.03)	0.10
Adjusted Earnings Per Share from continuing operations - diluted	$0.05	$0.23	$0.62	$0.80

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss from continuing operations	$1.5	$(13.6)	$(48.7)	$(507.7)
Plus: Interest expense	19.7	13.4	74.7	62.2
Plus: Financing fees	1.8	2.1	8.7	4.5
Plus: Provision for income taxes	(17.0)	(3.2)	(30.2)	26.8
Plus: Depreciation & amortization	35.4	36.1	143.8	146.6
Plus: Amortization of cloud-based software costs	0.2	—	0.5	—
Plus: Stock compensation expense	2.1	0.9	7.5	4.9
Plus: Inventory step up expense	—	—	—	1.4
Plus: Restructuring, restructuring related, impairment, and other expenses	0.7	5.0	37.5	22.6
Plus: Goodwill impairment	—	—	—	401.0
Plus: Other restructuring related expense	—	(0.5)	—	3.7
Plus: Organizational realignment and integration costs	2.0	3.7	10.1	32.4
Plus: Divestiture costs	—	4.9	3.6	10.2
Plus: Litigation/tax settlement	—	—	—	4.9
Plus: Loss on debt extinguishment	7.3	—	7.3	—
Plus: Other income (expense), net	(8.9)	1.2	3.2	(0.1)
Adjusted EBITDA from continuing operations	$44.8	$50.0	$218.0	$213.4

Cash used in operating activities of continuing operations	$24.1	$38.8	$94.8	$76.6
Less: Capital spending	(22.1)	(16.6)	(55.0)	(66.0)
Less: Capitalized software costs	(0.1)	0.1	(0.6)	(0.4)
Free Cash Flow from continuing operations	$1.9	$22.3	$39.2	$10.2

			December 31, 2024	December 31, 2023
Total Debt			$1,089.3	$1,104.6
Less: Cash			94.3	120.2
Net Debt from continuing operations			$995.0	$984.4